                                SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than
the Registrant [_]
                                 [_]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                      ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

Check the appropriate box:
[_]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-12

                                 SAUCONY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                 SAUCONY, INC.
                              13 Centennial Drive
                         Peabody, Massachusetts 01960

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 2003

                               -----------------

   The annual meeting of stockholders of Saucony, Inc. will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 21, 2003 at 10:00 a.m., local time, to consider and act upon the following matters:

      1.  To elect five directors;

      2. To approve our 2003 Stock Incentive Plan and the authorization of an aggregate of 1,750,000 shares of our common stock, which may be either class A or class B common stock, for issuance under the plan; and

      3. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

   Our board of directors has no knowledge of any other business to be transacted at the annual meeting.

   Our board of directors has fixed the close of business on April 10, 2003 as the record date for the determination of the holders of our class A common stock entitled to vote at the annual meeting and at any adjournment of the annual meeting.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk
Peabody, Massachusetts
April 22, 2003


  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 SAUCONY, INC.
                              13 Centennial Drive
                         Peabody, Massachusetts 01960

                               -----------------

                              PROXY STATEMENT FOR
                 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 MAY 21, 2003

                               -----------------

   Saucony, Inc. is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Wednesday, May 21, 2003 and at any adjournment of the annual meeting.

   All shares of our class A common stock for which stockholders submit proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the notice of meeting accompanying this proxy statement. A stockholder may revoke a proxy at any time before its exercise by delivering a written revocation to our corporate Clerk or by voting in person at the annual meeting. Attendance at the annual meeting will not itself be deemed to revoke a proxy, unless the stockholder gives affirmative notice at the annual meeting that the stockholder intends to revoke the proxy and vote in person.

   We will bear all costs of our solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. We will also request brokerage houses, custodians, nominees and fiduciaries to forward proxy soliciting material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

   We are first sending or otherwise giving to our stockholders the notice of meeting, this proxy statement, the enclosed proxy and our annual report to stockholders for the fiscal year ended January 3, 2003 on or about April 22, 2003. Our annual report is not a part of, or incorporated by reference in, this proxy statement.

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960, Telephone: (978) 532-9000, Attention: Michael Umana, Chief Financial Officer. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

   OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JANUARY 3, 2003 INCLUDES A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE SAME FISCAL YEAR, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, BUT EXCLUDING EXHIBITS. WE WILL, UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE, PROVIDE OUR STOCKHOLDERS WITH COPIES OF THE EXHIBITS TO OUR ANNUAL REPORT ON FORM 10-K. PLEASE ADDRESS YOUR REQUEST TO SAUCONY, INC., 13 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960,
ATTENTION: MICHAEL UMANA, CHIEF FINANCIAL OFFICER.

Voting Securities and Votes Required

   Our board of directors has fixed April 10, 2003 as the record date for determining holders of our class A common stock who are entitled to vote at the annual meeting. At the close of business on the record date, there were outstanding and entitled to vote 2,520,647 shares of our class A common stock. Each share of class A common stock is entitled to one vote. Stockholders may not vote shares of our class B common stock at the annual meeting.

   The holders of a majority of the shares of our class A common stock outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of our class A common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum exists at the annual meeting. Therefore, shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter, commonly referred to as broker non-votes, will be counted for purposes of determining whether a quorum exists at the annual meeting.

   The affirmative vote of the holders of a plurality of the shares of our class A common stock voting on the matter is required for the election of directors. In other words, a candidate for director will be elected if he or she receives more votes than a competing candidate, even if the winning candidate does not receive a majority of the votes cast. The affirmative vote of the holders of a majority of the shares of class A common stock voting on the matter is required to approve our 2003 Stock Incentive Plan.

   Shares which abstain from voting as to a particular matter and broker non-votes will not be counted as votes in favor of that matter, and also will not be counted as shares voting on the matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the shares voting on that matter, nor will they have any effect on the approval of our 2003 Stock Incentive Plan, which requires the affirmative vote of a majority of the shares voting on that matter.

Stock Ownership of Certain Beneficial Owners and Management

   The table below sets forth information concerning beneficial ownership of our class A common stock and class B common stock by:

  . each stockholder we know to own beneficially more than 5% of the outstanding shares of our class A common stock;

  .   each of our directors;

  . each of the individuals named in the table set forth under the heading "Compensation of Executive Officers--Summary Compensation Table" below; and

  .   all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2003.

   The number of shares beneficially owned by each stockholder we identify below is determined under rules promulgated by the Securities and Exchange Commission. The information does not necessarily indicate ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after January 31, 2003 through the exercise or conversion of any stock option or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information provided by the stockholders named in the table, each stockholder has sole investment and voting power, or shares voting and/or investment power with his or her spouse, with respect to all shares listed below as owned by that stockholder.

                                                    Number of Shares     Percentage of Class Outstanding
                                                   Beneficially Owned         Beneficially Owned
                                                --------------------     ------------------------------
                                                  Class A      Class B   Class A         Class B
                                                  Common       Common    Common          Common
                                                   Stock        Stock     Stock           Stock
                                                ---------    -------     -------         -------
5% Stockholders

John H. Fisher.................................   890,936(1) 250,861(2)   35.3%            7.0%
   c/o Saucony, Inc.
   13 Centennial Drive
   Peabody, MA 01960

Charles A. Gottesman and Merrill F. Gottesman..   890,936(3) 280,517(4)   35.3%            7.8%
   c/o Saucony, Inc.
   13 Centennial Drive
   Peabody, MA 01960

PooRoo LLC.....................................   382,472(5)      --      15.1%             --
   c/o Saucony, Inc.
   13 Centennial Drive
   Peabody, MA 01960

Dimensional Fund Advisors Inc..................   220,500(6) 307,700(6)    8.7%            8.7%
   1299 Ocean Avenue
   Santa Monica, CA 90401

Other Directors and Executive Officers

Wolfgang Schweim...............................       800     30,917(7)      *               *
Robert J. LeFort, Jr...........................        --     60,800(8)     --             1.7%
Phyllis H. Fisher..............................        --     56,002(9)     --             1.6%
John J. Neuhauser..............................        --     56,000(10)    --             1.6%
Michael Umana..................................        --     41,129(11)    --             1.2%
Jonathan O. Lee................................        --     30,000(12)    --               *
Michael Jeppesen...............................        --      4,075(13)                     *
All directors and executive officers as a group
  (11 persons)................................. 1,782,882    833,680(14)  70.6%           21.2%

--------
*  Less than 1%

(1) Includes 191,236 shares held by PooRoo LLC, of which each of Mr. Fisher and his sister, Merrill F. Gottesman, has a 50% membership interest and shares investment and voting power; 83,410 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 1,333 shares held by Mr. Fisher's daughter for which Mr. Fisher exercises sole voting and investment power; 4,000 shares held by Mrs. Donna Fisher, Mr. Fisher's wife; 14,382 shares held in trust for the benefit of Mr. Fisher's children, for which Mr. Fisher is the trustee and exercises sole voting power; and 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power. Mr. Fisher disclaims beneficial ownership of 191,236 shares held by PooRoo LLC, of which Mr. Fisher and Mrs. Gottesman share investment and voting power, and further disclaims beneficial ownership of 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

(2) Includes 23,410 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 64,150 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003. Mr. Fisher disclaims beneficial ownership of 23,410 shares over which Mr. Fisher and Mrs. Gottesman share investment power.

(3) Includes 191,236 shares held by PooRoo LLC, of which each of Merrill F. Gottesman and John H. Fisher has a 50% membership interest and shares investment and voting power; 83,410 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,666 shares held by Mr. and Mrs. Gottesman's daughters for which Mr. and Mrs. Gottesman exercise shared investment and voting power; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is the trustee and exercises sole investment and voting power; 10,800 shares held in a generation skipping trust for which Mrs. Gottesman exercises sole investment and voting power; 101,481 shares held in the name of Mr. Gottesman; and 210,733 shares held in the name of Mrs. Gottesman. Mr. and Mrs. Gottesman disclaim beneficial ownership of 191,236 shares held by PooRoo LLC, of which Mrs. Gottesman and Mr. Fisher share investment and voting power, and further disclaim beneficial ownership of 83,410 shares held in trust for the benefit of Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power.

(4) Includes 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 23,410 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher, for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,800 shares held in the name of Mrs. Gottesman; and 64,150 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003. Mr. and Mrs. Gottesman disclaim beneficial ownership of 23,410 shares over which Mrs. Gottesman and Mr. Fisher share investment power.

(5) The information reported is based on a Schedule 13D filed March 11, 1999 with the Securities and Exchange Commission by PooRoo LLC, PooRoo, Inc., John H. Fisher and Charles A. Gottesman and Merrill F. Gottesman. PooRoo LLC is the direct owner of 382,472 shares. PooRoo, Inc. is the managing member of PooRoo LLC and as a result is deemed to have an indirect interest in and the power to direct the vote and disposition of the 382,472 shares held by PooRoo LLC. John H. Fisher is President and a Director
   of PooRoo, Inc. and has a 50% membership interest in PooRoo LLC. Merrill F. Gottesman is Treasurer, Clerk and a Director of PooRoo, Inc. and has a 50% membership interest in PooRoo LLC.

(6) The information reported is based on Schedules 13G/A filed February 12, 2003 and February 13, 2003 with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. Dimensional Fund Advisors Inc. is a registered investment advisor and is deemed to have beneficial ownership of all of these shares. These shares are held in investment vehicles, including commingled group trusts, to which Dimensional Fund Advisors Inc. serves as investment advisor and investment manager. Dimensional Funds Advisors Inc. disclaims beneficial ownership of all these shares.

(7) Includes 17,502 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(8) Includes 56,000 shares which Mr. LeFort has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(9) Includes 51,000 shares which Mrs. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(10) Consists of 56,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(11) Includes 40,053 shares which Mr. Umana has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(12) Consists of 30,000 shares which Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(13) Includes 2,200 shares which Mr. Jeppesen has the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

(14) Includes a total of 396,271 shares which our directors and executive officers have the right to acquire pursuant to outstanding options exercisable within 60 days after January 31, 2003.

                             ELECTION OF DIRECTORS

   Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the five nominees named below, all of whom are presently directors of Saucony. Each director will be elected to hold office until the 2004 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected. The proxy may not be voted for more than five directors.

   Phyllis H. Fisher, a director since 1982, has decided to retire from, and will not stand for re-election to, the board of directors at the annual meeting. In recognition of Ms. Fisher's more than twenty years of service to Saucony, and as a means of providing the board of directors with the opportunity to benefit from her experience and counsel, the board of directors has appointed Ms. Fisher Director Emeritus effective upon the expiration of her term as a director at the annual meeting. As Director Emeritus, Ms. Fisher will be invited to meetings of the board of directors. She will not receive compensation for her service as Director Emeritus, but we will pay the expenses she incurs to attend board meetings.

   For each nominee for election as a director there follows information given by each concerning:

  .   the nominee's age;

  .   all positions or offices with Saucony held by the nominee;

  .   the nominee's length of service as a director of Saucony;

  . the nominee's principal occupation and business experience for at least the past five years; and

  . the names of other public reporting companies of which the nominee serves as a director.

   John H. Fisher, age 55, has served as one of our directors since 1980 and as Chairman of the Board since 1991. Mr. Fisher has served as our Chief Executive Officer since 1991 and as our President since 1985. Mr. Fisher served as our Chief Operating Officer from 1985 to 1991, our Executive Vice President from 1981 to 1985 and as our Vice President, Sales from 1979 to 1981. He is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association and is a member of various civic associations. Mr. Fisher is the son of Phyllis
H. Fisher, one of our directors, and the brother-in-law of Charles A. Gottesman, our Vice Chairman of the Board and Executive Vice President, Business Development.

   Charles A. Gottesman, age 52, has served as one of our directors since 1983. Mr. Gottesman has served as our Vice Chairman of the Board and Executive Vice President, Business Development since July 2001. Mr. Gottesman served as our Executive Vice President, Chief Operating Officer and Treasurer from 1992 to June 2001, our Executive Vice President, Finance from 1989 to 1992, our Senior Vice President from 1987 to 1989, our Vice President from 1985 to 1987, our Treasurer from 1983 to 1989 and in several other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher, one of our directors, and the brother-in-law of John H. Fisher, our Chairman of the Board, President and Chief Executive Officer.

   Robert J. LeFort, Jr., age 49, has served as one of our directors since 1997. Mr. LeFort is the founder of Connextions.net, Inc., an integrated e-commerce and customer support service provider, and has served as its Chairman of the Board and Chief Executive Officer since its inception in 1996. Mr. Lefort also has served as Chairman of the Board and Chief Executive Officer of Magnetix Corporation, a multimedia manufacturer, since its inception in 1992. From November 1997 to June 1999, Mr. LeFort served as President of Connextions.net, and from July 1992 to March 2000, Mr. LeFort served as President of Magnetix.

   Jonathan O. Lee, age 52, has served as one of our directors since 2001 and also served as one of our directors from 1990 to 1998. Mr. Lee has served as President of Lee Capital Investments, LLC, a private equity and investment banking firm, since 1980.

   John J. Neuhauser, age 60, has served as one of our directors since 1989. Mr. Neuhauser has been Academic Vice President and Dean of Faculty at Boston College since August 1999. Mr. Neuhauser served as Dean of Boston College's Carroll School of Management from 1978 to August 1999, and held the position of Associate Professor and Chairman of the Computer Science Department of Boston College from 1971 to 1977. He presently serves as a trustee of the Fleet family of mutual funds, a director of SkillSoft Corporation and a trustee of Saint Michael's College.

Board and Committee Meetings

   Our board of directors met eight times during fiscal 2002. Each director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which he or she served during the period for which he or she was a director.

   Our board of directors has a standing audit committee, which is composed of three members and acts under a written charter first adopted and approved in May 2000. The audit committee reviews the effectiveness of our auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses our internal control policies and procedures and considers and recommends the selection of our independent auditors. The members of the audit committee are Messrs. LeFort, Lee and Neuhauser, who are independent directors, as defined by the audit committee's charter and the rules of the Nasdaq Stock Market. Mr. Lee serves as chairman of the audit committee. The audit committee held six meetings during the fiscal year ended January 3, 2003.

   Our board of directors also has a standing compensation committee, which is composed of two members. The compensation committee establishes compensation policies with respect to our executive officers, including our chief executive officer, and sets the compensation levels for these individuals. The compensation committee also considers and makes recommendations to the board of directors with respect to such matters as the establishment and implementation of employee incentive plans and administers our stock incentive plans. The members of the compensation committee are Messrs. LeFort and Neuhauser. Mr. Neuhauser serves as chairman of the compensation committee. The compensation committee held no formal meetings during the fiscal year ended January 3, 2003 and acted by written consent on one occasion.

   Our board of directors has no standing nominating committee.

Compensation of Directors

   Non-employee directors are each paid an annual retainer of $30,000. Non-employee directors are also paid a fee of $1,500 for each meeting of the board of directors they attend in person and $500 for each meeting of the board of directors they attend via telephone.

   In addition, for the purpose of advancing the interests of our stockholders by enhancing our ability to attract, retain and motivate outside directors by providing those directors with equity ownership opportunities and incentives and thereby better aligning the interests of those directors with the interests of our stockholders, our board of directors has adopted a policy under which it grants stock options to each director who is not an employee of Saucony. Each director who is not an employee of Saucony annually receives, following the annual meeting of stockholders, a nonqualified stock option to purchase 15,000 shares of our class B common stock. These options are granted with an exercise price equal to the per share fair market value of our class B common stock on the date of grant and are exercisable immediately. Pursuant to this policy, on May 23, 2002 each of Messrs. Lee, LeFort, and Neuhauser and Ms. Fisher were granted nonqualified stock options to purchase 15,000 shares of our class B common stock at a per share exercise price equal to $7.01.

                     ADOPTION OF 2003 STOCK INCENTIVE PLAN

   On February 20, 2003, our board of directors adopted, subject to stockholder approval, our 2003 Stock Incentive Plan. 1,750,000 shares of common stock, which may be either class A common stock, $.33 1/3 par value per share, or class B common stock, $.33 1/3 par value per share, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to awards granted under the 2003 Stock Incentive Plan.

   The 2003 Stock Incentive Plan is intended to replace Saucony's 1993 Equity Incentive Plan, which expired by its terms on April 7, 2003. As of April 7, 2003, there were no outstanding options to purchase shares of our class A common stock and there were outstanding options to purchase 953,532 shares of our class B common stock under the 1993 Equity Incentive Plan. We may not make additional awards under the 1993 Equity Incentive Plan; however, awards outstanding under that plan remain outstanding in accordance with their terms.

   Our board of directors believes that the future success of Saucony depends, in large part, upon the ability of Saucony to maintain a competitive position in attracting, retaining and motivating key personnel. The purpose of the 2003 Stock Incentive Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate key personnel by providing them with equity ownership opportunities and thereby better aligning their interests with those of our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS BELIEVES APPROVAL OF THE 2003 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF SAUCONY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN AND THE AUTHORIZATION OF AN AGGREGATE OF 1,750,000 SHARES OF COMMON STOCK, WHICH MAY BE EITHER CLASS A OR CLASS B COMMON STOCK, FOR ISSUANCE UNDER THAT PLAN.

Description of the 2003 Stock Incentive Plan

   The following is a brief summary of the 2003 Stock Incentive Plan. The following summary is qualified in its entirety by reference to the 2003 Stock Incentive Plan, a copy of which is attached to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2003 Stock Incentive Plan may be obtained from our corporate Clerk upon request.

  Types of Awards

   The 2003 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, non-statutory stock options and restricted stock awards.

   Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of class A common stock or class B common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The exercise price of options we grant under the plan may not be less than the fair market value of the class A common stock or the class B common stock, as the case may be, on the date of grant. Under present law, however, incentive stock options we grant to optionees holding more than 10% of the voting power of Saucony may not be granted at an exercise price less than 110% of the fair market value of the class A common stock or the class B common stock, as the case may be, on the date of grant. The 2003 Stock Incentive Plan permits the following forms of payment of the exercise price of options:

  . payment by cash, check or in connection with a "cashless exercise" through a broker;

  .   surrender to Saucony of shares of common stock; or

  .   any combination of these forms of payment.

   Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of class A common stock or class B common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award. No more than 500,000 shares of restricted stock may be awarded under the 2003 Stock Incentive Plan.

  Eligibility to Receive Awards

   Employees, officers, directors, consultants and advisors of Saucony and its subsidiaries are eligible to be granted awards under the 2003 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of Saucony and its subsidiaries. The maximum number of shares with respect to which awards may be granted to any participant under the 2003 Stock Incentive Plan may not exceed 150,000 shares per calendar year.

  Plan Benefits

   As of April 4, 2003, approximately 300 persons were eligible to receive awards under the 2003 Stock Incentive Plan, including Saucony's seven executive officers and four non-employee directors. The granting of awards under the 2003 Stock Incentive Plan is discretionary, and Saucony cannot now determine the number or type of awards to be granted in the future to any particular person or group.

   On April 4, 2003, the last reported per share sale price on the NASDAQ National Market of our class A common stock was $10.15 and of our class B common stock was $10.15.

  Administration

   The 2003 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 Stock Incentive Plan and to interpret the provisions of the 2003 Stock Incentive Plan. Pursuant to the terms of the 2003

Stock Incentive Plan, our board of directors may delegate authority under the 2003 Stock Incentive Plan to one or more committees or subcommittees of the board of directors. Our board of directors has authorized the compensation committee of our board of directors to administer the 2003 Stock Incentive Plan, including the granting of awards to executive officers.

   Subject to any applicable limitations contained in the 2003 Stock Incentive Plan, our board of directors, or any committee to whom our board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

  . the number of shares covered by options and the dates upon which options become exercisable;

  .   the exercise price of options;

  .   the duration of options; and

  . the number of shares subject to any restricted stock award and the terms and conditions of restricted stock awards, including conditions for repurchase, issue price and repurchase price.

   Our board of directors is required to make appropriate adjustments in connection with the 2003 Stock Incentive Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2003 Stock Incentive Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

  . any merger or consolidation of Saucony with or into another entity as a result of which all of the common stock of Saucony is converted into or exchanged for the right to receive cash, securities or other property;

  . any exchange of all of the common stock of Saucony for cash, securities or other property pursuant to a share exchange transaction; or

  .   a liquidation or dissolution of Saucony.

   Upon the occurrence of a reorganization event, or our execution of any agreement with respect to a reorganization event, our board of directors will in its discretion, take any one or more of the following actions with respect to outstanding options:

  . provide that all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation or one of its affiliates;

  . provide that all then unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of the reorganization event; and

  . in the event of a reorganization event under the terms of which holders of common stock will receive cash consideration, provide that each outstanding option will terminate upon consummation of the reorganization event and that each holder will receive, in exchange therefor, a cash payment equal to the positive difference of the cash consideration being paid in the reorganization event minus the exercise price of the option.

   Upon the occurrence of a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation.

   If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2003 Stock Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

  Amendment or Termination

   No award may be made under the 2003 Stock Incentive Plan after February 19, 2013, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2003 Stock Incentive Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors after the date of an amendment will become exercisable, realizable or vested, to the extent the amendment was required to grant the award, unless and until the amendment has been approved by our stockholders.

   If our stockholders do not approve the adoption of the 2003 Stock Incentive Plan, the 2003 Stock Incentive Plan will not go into effect, and Saucony will not grant any awards under the 2003 Stock Incentive Plan. In that event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

   The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

   A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or one of our 50% or more-owned corporate subsidiaries at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

   A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (if sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Nonstatutory Stock Options

   A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

  Restricted Stock

   A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

  Tax Consequences to Us

   There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

   The following table provides information about the securities authorized for issuance under our equity compensation plans. In accordance with the rules of the Securities and Exchange Commission, the information in the table is presented as of January 3, 2003, the end of our most recently completed fiscal year.

   The following table does not include information regarding our 2003 Stock Incentive Plan, approved by our board of directors on February 20, 2003. As discussed above, we are seeking stockholder approval of our 2003 Stock Incentive Plan and the authorization of an aggregate of 1,750,000 shares of our common stock, which may be either class A or class B common stock, for issuance under that plan at the annual meeting. As of the date of this proxy statement, we have not granted any options or other awards under the 2003 Stock Incentive Plan. As of April 7, 2003, we may no longer grant awards under our 1993 Equity Incentive Plan.

                     Equity Compensation Plan Information

                                               Number of securities                     Number of securities
                                                to be issued upon   Weighted-average   remaining available for
                                                   exercise of      exercise price of   future issuance under
                                                   outstanding         outstanding    equity compensation plans
                                                options, warrants   options, warrants   (excluding securities
Plan category                                       and rights         and rights     reflected in column (a))
-------------                                  -------------------- ----------------- -------------------------
                                                       (a)                 (b)                   (c)
Equity compensation plans approved by security
  holders.....................................       802,812(1)           $8.85                865,904(2)
Equity compensation plans not approved by
  security holders............................        50,250              $7.00                     --
Total.........................................       853,062              $8.74                865,904

--------
(1) Consists of options to purchase shares of class B common stock.

(2) Includes 238,706 shares of our class B common stock issuable under our 2001 Employee Stock Purchase Plan, of which up to 189,000 shares are issuable in connection with the current offering period which ends on February 14, 2003. We may not issue shares of our class A common stock under the 2001 Employee Stock Purchase Plan. Also includes 627,198 shares issuable under our 1993 Equity Incentive Plan. In addition to being available for future issuance upon exercise of options that may be granted after January 3, 2003, all shares available for issuance under the 1993 Equity Incentive Plan may be issued in the form of restricted stock. All awards under the 1993 Equity Incentive Plan, including stock options and restricted stock, may be for either class A common stock or class B common stock.

   On March 12, 2001, we issued to five of our footwear component factories warrants to purchase, in the aggregate, 50,250 shares of our Class B common stock at a per share purchase price of $7.00. The warrants were issued for no cash consideration, but rather as an incentive to the recipients of the warrants to satisfy specific performance criteria which support our financial and operational goals. The warrants expire on March 12, 2006 and vest in five equal annual installments commencing on March 12, 2002. The right to exercise the warrants is subject to the satisfaction of specific performance criteria by the recipients.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

   The following table sets forth information with respect to the compensation, for the last three fiscal years, of our chief executive officer and each of our four other most highly compensated executive officers during fiscal 2002.

   In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the individuals shown in the table.

   Amounts described in the following table under the heading "Securities Underlying Options" represent shares of our class B common stock.

                          Summary Compensation Table

                                                                           Long-Term
                                                                          Compensation
                                                                          ------------
                                                    Annual Compensation    Securities
                                                   ----------------------  Underlying   All Other
Name and Principal Position                        Year  Salary   Bonus     Options    Compensation
---------------------------                        ---- -------- -------- ------------ ------------
John H. Fisher.................................... 2002 $504,848 $278,601    10,000      $20,245(1)
   Chairman of the Board,                          2001  503,565       --    10,000       20,500(1)
   President and Chief Executive Officer           2000  500,000  465,423    62,139       15,116(1)

Charles A. Gottesman.............................. 2002 $429,120 $232,167    10,000      $20,329(2)
   Vice Chairman and Executive Vice President,     2001  428,032       --    10,000       21,550(2)
   Business Development                            2000  425,000  387,352    62,139       15,666(2)

Michael Umana..................................... 2002 $278,554 $275,000    10,000      $10,629(3)
   Senior Vice President, Chief Operating Officer  2001  250,971       --    83,152       10,379(3)
   and Chief Financial Officer                     2000  190,865  100,000     9,656        7,565(3)

Wolfgang Schweim.................................. 2002 $216,200 $ 35,000     7,500      $ 8,196(4)
   President,                                      2001  216,220       --    12,352        8,213(4)
   Saucony International                           2000  216,220   21,600    11,036       13,477(4)

Michael Jeppesen(5)............................... 2002 $200,625 $100,000     6,000      $ 4,039(6)
   Senior Vice President,                          2001 $107,692       --    12,139           --
   Manufacturing and Product Development           2000       --       --        --           --

--------
(1) For 2002, consists of $10,500 in split-dollar life insurance premiums paid by Saucony, $4,745 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2001, consists of $10,500 in split-dollar life insurance premiums paid by Saucony, $5,000 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $10,500 in split-dollar life insurance premiums paid by Saucony and $4,616 in contributions by Saucony under our 401(k) savings plan.

(2) For 2002, consists of $10,129 in split-dollar life insurance premiums paid by Saucony, $5,200 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2001, consists of $11,050 in split-dollar life insurance premiums paid by Saucony, $5,500 in contributions by Saucony under our Supplemental Executive Retirement Plan and $5,000 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $11,050 in split-dollar life insurance premiums paid by Saucony and $4,616 in contributions by Saucony under our 401(k) savings plan.

(3) For 2002, consists of $5,129 in whole life insurance premiums paid by Saucony and $5,500 in contributions by Saucony under our 401(k) savings plan. For 2001, consists of $5,129 in whole life insurance premiums paid by Saucony and $5,250 in contributions by Saucony under our 401(k) savings plan. For 2000, consists of $5,041 in whole life insurance premiums paid by Saucony and $2,524 in contributions by Saucony under our 401(k) savings plan.

(4) For 2002, consists of $2,666 in term life insurance premiums paid by Saucony and $5,530 in contributions by Saucony under our Supplemental Executive Retirement Plan. For 2001, consists of $2,666 in term life insurance premiums paid by Saucony and $5,547 in contributions by Saucony under our Supplemental Executive Retirement Plan. For 2000, consists of $2,666 in term dollar life insurance premiums paid by Saucony and $10,811 in contributions by Saucony under our Supplemental Executive Retirement Plan.

(5) Mr. Jeppesen joined Saucony in May 2001 as our Senior Vice President, Manufacturing and Product Development.

(6) For 2002, consists of $4,039 in contributions by Saucony under our 401(k) savings plan.

Option Grants Table

   The following table sets forth information concerning individual grants of options to purchase our class B common stock made during fiscal 2002 to those executive officers named in the Summary Compensation Table above. Unless otherwise noted, each option has a term of ten years and the per share exercise price of each option represents the per share fair market value of our class B common stock on the option grant date.

   Amounts described in the following table under the heading "Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term" represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the class B common stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in the price of the class B common stock, which will benefit all holders of the class B common stock commensurately.

                       Option Grants in Last Fiscal Year

                                    Individual Grants
                     -----------------------------------------------
                                                                      Potential Realizable Value
                     Number of    % of Total                           at Assumed Annual Rates
                       Shares      Options                           of Stock Price Appreciation
                     Underlying   Granted to  Exercise or                 for Option Term
                      Options    Employees in Base Price  Expiration ---------------------------
Name                  Granted    Fiscal Year   ($/Share)     Date      5%            10%
----                 ----------  ------------ ----------- ----------    -------       -------
John H. Fisher......   10,000(1)     6.3%        $6.77(2)  2/25/07   $10,841       $31,396
Charles A. Gottesman   10,000(1)     6.3%        $6.77(2)  2/25/07   $10,841       $31,396
Michael Umana.......   10,000(3)     6.3%        $6.15     2/25/12   $38,677       $98,015
Wolfgang Schweim....    7,500(3)     4.7%        $6.15     2/25/12   $29,008       $73,511
Michael Jeppesen....    6,000(3)     3.8%        $6.15     2/25/12   $23,206       $58,809

--------
(1) The option vests in three equal annual installments beginning one year after the option grant date. The option has a term of five years.

(2) The fair market value of our class B common stock on the option grant date was $6.15.

(3) The option vests in five equal annual installments beginning one year after the option grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table

   The following table sets forth information regarding stock options exercised during our 2002 fiscal year and the number and value of unexercised stock options held as of January 3, 2003 by each of the executive officers named in the Summary Compensation Table above. In the following table:

  . amounts set forth under the heading "Value Realized" represent the difference between the aggregate fair market value of the underlying shares of class B common stock on the date of exercise and the aggregate exercise price; and

  . amounts set forth under the heading "Value of Unexercised In-the-Money Options at Year-End" are based on the aggregate fair market value of the underlying shares of class B common stock on January 3, 2003, or $9.40 per share, less the aggregate option price.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
                                    Values

                                                Number of Shares of Class B
                                                 Common Stock Underlying      Value of Unexercised
                     Shares of Class B             Unexercised Options        In-the-Money Options
                       Common Stock                at Fiscal Year-End          at Fiscal Year End
                        Acquired on     Value   --------------------------- -------------------------
Name                     Exercise      Realized Exercisable  Unexercisable  Exercisable Unexercisable
----                 ----------------- -------- -----------  -------------  ----------- -------------
John H. Fisher......          --            --    52,506        62,383        $28,779     $ 61,848
Charles A. Gottesman      12,750       $12,967    52,506        62,383        $28,779     $ 61,848
Michael Umana.......          --            --    29,492        88,316        $51,898     $240,095
Wolfgang Schweim....       7,650       $14,567     9,104        28,444        $15,264     $ 66,455
Michael Jeppesen....          --            --     1,000        10,000        $ 3,390     $ 33,060

Other Executive Compensation

   All vice presidents of Saucony are eligible to participate in our Vice President Bonus Plan, which has been approved by our board of directors upon recommendation of the compensation committee. To be eligible for this plan, an executive must be a vice president for the entire fiscal year. Bonuses awarded to a vice president under this plan are limited to a maximum of 25% of the vice president's salary for the previous fiscal year, and are based on the level of attainment of specified sales and pre-tax profit objectives of Saucony or the division for which the vice president is responsible. The compensation committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on their individual performance.

Employment Contracts

   Employment Agreements. We have entered into an employment agreement with each of Mr. Fisher and Mr. Gottesman as of August 17, 2000, pursuant to which we employ Mr. Fisher as President and Chief Executive Officer and Mr. Gottesman as Executive Vice President, Business Development. Following is a summary of the principal terms and conditions of these employment agreements:

  . The term of employment for each executive expires on August 17, 2003, but is automatically extended for one year on that date and annually thereafter unless the executive or Saucony gives the other party 90 days' prior notice of its desire to terminate.

  . We are required to take all actions available to us to cause Mr. Fisher to be elected as a director and chairman of the board and Mr. Gottesman to be elected as a director for the term of their respective employment agreements.

  . In 2003, we are required to pay an annual base salary of $518,581 to Mr. Fisher and $440,794 to Mr. Gottesman, subject to upward adjustment by our board of directors. The base salary of each executive is increased annually to reflect the increase in the Consumer Price Index--Urban Wage Earners and Clerical Workers for the previous year.

  . We are required to pay an annual cash bonus to Mr. Fisher equal to 3% of the consolidated pre-tax income of Saucony for the fiscal year. We are required to pay an annual cash bonus to Mr. Gottesman equal to the sum of 2% of the consolidated pre-tax income of Saucony for the fiscal year plus 1% of the consolidated pre-tax income of Saucony for the fiscal year, if the performance of a division or divisions of Saucony selected by our board of directors equals or exceeds performance levels set by the board of directors. Our board of directors may in its sole discretion award a larger bonus to either or both executive in any fiscal year.

  . Each executive is entitled to participate in all benefit programs available to our employees and is entitled to four weeks paid vacation per year. We are required to provide whole life insurance coverage to each executive of not less than three times his base salary. We also are required to provide use of an automobile, pay up to $2,500 per year for club memberships and pay up to $10,000 per year for financial or legal counseling services for each executive. We have also obtained, as required, a lifetime membership for Mr. Fisher in the CEO Group.

  . The employment of each executive terminates upon the earlier to occur of the expiration of the employment period described above, our election to terminate for cause, or the death or disability of the executive.

  . Upon the expiration of their employment periods, other than termination for cause or due to death or disability, each executive is entitled to receive an amount equal to his annual base salary as then in effect. However, those payments will not be made if the executive is entitled to receive severance benefits under his executive retention agreement described below.

  . Each executive is subject to a non-compete clause, which provides that during his employment at Saucony and for two years after that employment is terminated, he will not engage in a competitive business, will not induce Saucony employees to terminate their employment with Saucony, will not solicit business from our clients and will not interfere in our relationships with our suppliers.

   Executive Retention Agreements. In addition, we have entered into an executive retention agreement with each of Mr. Fisher and Mr. Gottesman as of August 17, 2000, which provides that if a change in control of Saucony occurs during the term of the executive's employment at Saucony, the following provisions apply:

  . Each outstanding option to purchase our capital stock held by the executive will become immediately exerciseable in full, and each outstanding restricted stock award, if any, will be deemed fully vested and will no longer be subject to a right of repurchase by Saucony.

  . If within 36 months following the change in control the executive's employment is terminated either by Saucony, other than for cause, disability or death, or by the executive for good reason, we are required to pay to the executive the aggregate of his annual base salary to the date of termination, a pro rata portion of his bonus for the most recently completed fiscal year, any deferred compensation and accrued vacation pay to the date of termination and three times the sum of his highest annual salary and highest annual bonus during the five-year period prior to the change in control. We are required to continue to provide benefits to the executive and his family for 36 months after the date of termination or until he is reemployed with a company that provides comparable benefits. We are also required to provide to the executive any other termination benefits which he is eligible to receive, and for purposes of determining eligibility for retirement benefits, the executive will be deemed to have remained employed by Saucony for 36 months after the date of termination.

  . If the executive resigns within 36 months following a change in control, other than for good reason, or if his employment is terminated by death or disability within 36 months following a change in control, we are required to pay to him his annual base salary to the date of termination, base salary, a pro rata portion of his bonus for the most recently completed fiscal year, any deferred compensation and accrued vacation pay to the date of termination and any other termination benefits which he is eligible to receive.

  . If we terminate the executive's employment for cause within 36 months following a change in control, we are required to pay to the executive his annual base salary to the date of termination, annual base salary plus any deferred compensation and any other termination benefits which he is entitled to receive.

   The executive retention agreements also provide that we will gross up compensation payments to the executive to pay for any excise taxes that may be payable with respect to compensation payments, and any taxes payable with respect to the gross-up payments, in the event of a change in the ownership or control of Saucony or the ownership of a substantial portion of the assets of Saucony, within the meaning of Section 280G(b)(2)(A)(i) of the Internal Revenue Code.

Related Party Transactions

   On March 17, 2000, we made a loan to John H. Fisher, our President and Chief Executive Officer, in the amount of $156,900 and a loan to Charles A. Gottesman, our Vice Chairman and Executive Vice President, Business Development, in the amount of $118,750. Each of Mr. Fisher and Mr. Gottesman used the funds borrowed from Saucony to exercise stock options to purchase shares of our class B common stock. The loans were not collateralized and bore interest at a rate of 9.0% per year. On March 17, 2002, Mr. Fisher repaid all outstanding principal and interest on his loan in the aggregate amount of $182,627, and Mr. Gottesman repaid all outstanding principal and interest on his loan in the aggregate amount of $127,124. In the case of each of the repayment by Mr. Fisher and Mr. Gottesman, the amount repaid represented the largest aggregate amount of indebtedness outstanding under the loans at any time during the 2002 fiscal year.

Report of the Compensation Committee on Executive Compensation

   The compensation committee of our board of directors is responsible for establishing compensation policies with respect to our executive officers, including our chief executive officer and the other executive officers named in the Summary Compensation Table above, and setting the compensation for these individuals.

   The compensation committee seeks to achieve three broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

  . the compensation committee structures executive compensation programs in a manner that the committee believes will enable Saucony to attract and retain key executives;

  . the compensation committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of Saucony and/or the individual executive's particular business unit. By basing compensation in part on particular goals, the compensation committee believes that a performance-oriented environment is created for our executives; and

  . our executive compensation programs are intended to provide executives with an equity interest in Saucony so as to link a portion of the compensation of our executives with the performance of our capital stock.

   In order to provide for continuity of our two most senior executive officers, the compensation committee in August 2000 approved multi-year employment contracts with John H. Fisher, our President and Chief Executive Officer, and Charles A. Gottesman, our Executive Vice President, Business Development. These agreements are described in detail under "Employment Contracts" above. The compensation committee recommended that we enter into the agreements after meeting with a compensation consultant engaged by Saucony and obtaining advice from our counsel. Each agreement fixes the executive officer's annual base salary during the term of the agreement, subject to upward adjustment by the board of directors and annual increases to reflect changes in the consumer price index. The agreements also provide for bonuses to be awarded to Mr. Fisher and Mr. Gottesman based upon a percentage of consolidated pre-tax income of Saucony and, in the case of Mr. Gottesman, a division or divisions of Saucony specified by the board of directors of Saucony. Each of these agreements includes provisions prohibiting the executive from engaging in a business competitive with Saucony during the term of the agreement and for two years after termination of employment.

   The compensation committee believes that the base salary levels provided for in these contracts, including the agreement with Mr. Fisher, established appropriate base salary levels for the covered individuals in light of the objectives described above. The compensation committee also believes that the bonus structure provided under the agreements, combined with participation in our stock incentive plan, effectively aligns the compensation of Mr. Fisher and Mr. Gottesman with the success of Saucony.

   Our other executive officers are not parties to employment agreements with Saucony. The compensation programs for our other executives established by the compensation committee consist of three elements based upon the objectives described above:

  .   base salary;

  .   annual cash bonus; and

  . a stock-based equity incentive in the form of participation in our stock incentive plans.

In establishing base salaries for executives not covered by employment agreements, the compensation committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at Saucony. To the extent determined to be appropriate, the compensation committee also considers general economic conditions, our financial performance and the individual's performance, in establishing base salaries of executives. The compensation committee believes that the base salary levels for fiscal 2002 of our executive officers not covered by employment agreements were appropriate in light of these factors.

   The compensation committee generally structures cash bonuses for its executive officers by linking them to the achievement of specified company and/or business unit performance objectives. For these executive officers, the board of directors, upon recommendation of the compensation committee, has adopted a Vice President Bonus Plan pursuant to which vice presidents of the company are eligible for bonuses, calculated as a percentage of annual salary, upon the attainment of specified sales and pre-tax profit objectives which are fixed by the board of directors for the company or certain of its divisions. This plan is described under "Other Executive Compensation" above. The compensation committee may also award additional bonuses to vice presidents on a discretionary basis from time to time based on the performance of the individual vice presidents. The compensation committee believes that these arrangements tie each executive's performance closely to a key measure of success of the company or the executive's business unit.

   The compensation committee awards stock option grants to our executive officers. Stock option grants in fiscal 2002 were designed to make a portion of the overall compensation of the executive officers, including our chief executive officer, receiving grants vary depending upon the performance of our common stock. These grants, as a result of the applicable vesting arrangements, also serve as a means for Saucony to retain the services of these individuals. Stock options granted to executive officers generally have an exercise price equal to the per share fair market value of our common stock on the date of grant, vest over time and terminate ten years after the date of grant, although the compensation committee has in prior years and may in the future grant options with different terms. In order to accommodate provisions of the Internal Revenue Code applicable to the grant of incentive stock options to significant stockholders of a company, grants of options intended to be incentive stock options to Mr. Fisher and Mr. Gottesman are generally granted at an exercise price equal to 110% of the per share fair market value of our common stock on the date of grant and terminate five years after the date of grant. Mr. Fisher received options to purchase 10,000 shares of class B common stock in fiscal 2002. The compensation committee awarded these options in February 2002, based on the committee's evaluation of Mr. Fisher's overall performance in fiscal 2001, including his leadership in coordinating our reorganization efforts, including the closing of our Bangor, Maine manufacturing facility and the development of our management team, and his implementation of strategic initiatives to focus on our core technical running business.

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. Some compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term compensation granted to our executive officers through option issuances under our stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, compensation attributable to awards granted under our stock incentive plans may not be treated as qualified performance-based compensation under Section 162(m). Although the salary, bonus and other compensation paid to Mr. Fisher and Mr. Gottesman pursuant to their employment agreements did not exceed the $1.0 million limit in fiscal 2002, the compensation arrangements provided for by the agreements may in future years result in compensation payments in excess of this limit. The compensation committee believes that these agreements sufficiently align the compensation of Mr. Fisher and Mr. Gottesman with the performance of Saucony so that payments in excess of the limit will only be made when those payments are in the best interests of the stockholders. The compensation committee also reserves the right to use its judgment to authorize compensation payments to our other executive officers that may be in excess of the limit when the compensation committee believes those payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

   By the compensation committee of the board of directors of Saucony, Inc.,

                                          Robert J. LeFort, Jr.

                                          John J. Neuhauser

Compensation Committee Interlocks and Insider Participation

   During the 2002 fiscal year, the compensation committee of our board of directors consisted of Mr. LeFort and Mr. Neuhauser. No executive officer of Saucony has served during the 2002 fiscal year as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity whose executive officers served on our board of directors or compensation committee.

Stock Performance Chart

   The following graph compares the cumulative total stockholder return on our common stock during the five fiscal years ending January 3, 2003 with the cumulative total return over the same period of the Russell 2000 Index and a peer group index, which we refer to as the Saucony Footwear Index, utilized to provide a comparison between our stock performance with that of footwear companies having market capitalization similar to that of Saucony. This comparison assumes the investment of $100 on January 2, 1998 in our common stock, the Russell 2000 Index and the Saucony Footwear Index and assumes dividends, if any, are reinvested. January 2, 1998, was the last day of fiscal 1997.

   The Saucony Footwear Index consists of Fila Holdings SPA, K-Swiss, Inc.--Class A, Stride Rite Corp., Timberland Co.--Class A and Vans, Inc. The return of each component company of the Saucony Footwear Index is weighted according to the respective company's stock market capitalization at the beginning of the period.

                    Comparison of Cumulative Total Returns

                                    [CHART]



       Saucony, Inc.    Russell 2000 Index     Saucony Footwear Index
       -------------     -----------------     ----------------------
1998       $100                $100                    $100
1999       $172                $ 97                    $ 69
2000       $370                $116                    $102
2001       $222                $106                    $197
2002       $140                $114                    $129
2003       $244                $ 89                    $119




                           January 2, January 1, December 31, January 5, January 4, January 3,
                              1998       1999        2000        2001       2002       2003
                           ---------- ---------- ------------ ---------- ---------- ----------
Saucony, Inc. Common Stock    $100       $172        $370        $222       $140       $244
Russell 2000 Index........    $100       $ 97        $116        $106       $114       $ 89
Saucony Footwear Index....    $100       $ 69        $102        $197       $129       $119

                             INDEPENDENT AUDITORS

Report of the Audit Committee of the Board of Directors

   The audit committee reviewed our audited financial statements for the fiscal year ended January 3, 2003 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting standards and to issue a report on those financial statements. The audit committee is responsible for monitoring and overseeing these processes. Management represented to the audit committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

   The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Deloitte & Touche LLP, our independent auditors for fiscal 2002. SAS 61 requires our independent auditors to discuss with the audit committee, among other things, the following:

  .   methods to account for significant unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   Our independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

   In addition, the audit committee discussed with the independent auditors their independence from Saucony. The audit committee also considered whether the independent auditors' provision of certain other, non-audit services to Saucony, which are referred to under the heading "Independent Auditors" below, is compatible with maintaining our auditors' independence.

   Based on its discussions with management and our independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended January 3, 2003.

   It is not the audit committee's duty nor is it its responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied on management's representation that the financial statements had been prepared in conformity with generally accepted accounting principals and on the representations of Deloitte & Touche included in their report on our financial statements. The audit committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's deliberations and discussions with management and Deloitte & Touche do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that Deloitte & Touche is, in fact, independent of Saucony and management.

   By the audit committee of the board of directors of Saucony, Inc.,

                                          Jonathan O. Lee

                                          Robert J. LeFort, Jr.

                                          John J. Neuhauser

Fiscal 2002 Audit Firm Fee Summary

  Audit Fees

   Deloitte & Touche billed Saucony an aggregate of $129,011 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal year ended January 3, 2003.

  Financial Information Systems Design and Implementation Fees

   Deloitte & Touche did not bill Saucony for any professional services rendered to Saucony and its affiliates for the fiscal year ended January 3, 2003 in connection with financial information systems design or implementation.

  All Other Fees

   Deloitte & Touche billed Saucony an aggregate of $1,563 for other services rendered to Saucony and its affiliates for the fiscal year ended January 3, 2003.

Auditor Representatives at Annual Meeting

   Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Changes in Independent Auditors

   Upon the recommendation of the audit committee, effective June 26, 2002, our board of directors determined to dismiss Arthur Andersen as our principal accountants. Arthur Andersen had been engaged as our principal accountants since April 11, 2001. During that period, Arthur Andersen provided us with a report only on our financial statements as of January 4, 2002 and for the fiscal year then ended.

   During our two most recently completed fiscal years and the subsequent interim period preceding our dismissal of Arthur Andersen, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Arthur Andersen's reports on our financial statements as of and for the fiscal year ended January 4, 2002, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recently completed fiscal years and the subsequent interim period preceding our dismissal of Arthur Andersen, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

   Effective July 9, 2002, we engaged Deloitte & Touche LLP as our principal accountants. The engagement of Deloitte & Touche was recommended by our audit committee and approved by our board of directors.

   During our two most recent fiscal years and the subsequent interim period prior to our engagement of Deloitte & Touche, neither we nor anyone on our behalf consulted with Deloitte & Touche regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Deloitte & Touche that Deloitte & Touche concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) or Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

   Upon the recommendation of our audit committee, our board of directors determined to change our principal accountants from PricewaterhouseCoopers LLP to Arthur Andersen LLP, effective as of April 11, 2001.

   During our two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreement in connection with its report. PricewaterhouseCoopers' reports on our financial statements for the two years preceding the determination to change principal accountants did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

   We engaged Arthur Andersen as our principal accountants effective as of April 11, 2001. During our two most recent fiscal years and the subsequent interim period prior to engaging Arthur Andersen, neither we nor anyone on our behalf consulted with Arthur Andersen regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us by Arthur Andersen that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons and furnished to Saucony or written representations from reporting persons that no Form 5 filing was required, we believe that our officers, directors and holders of more than 10% of our common stock during 2002 have complied with all Section 16(a) filing requirements.

                                 OTHER MATTERS

   We do not know of any other matters which will be presented for consideration at the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

   If a stockholder of Saucony wishes to present a proposal before the 2003 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, that stockholder must also give written notice to our corporate Clerk at our offices, 13 Centennial Drive, Peabody, Massachusetts 01960. If our corporate Clerk did not receive the notice on or before March 16, 2003, the proxies designated by our board of directors will have discretionary authority to vote on any such proposal.

   Any proposal that a stockholder of Saucony wishes to be considered for inclusion in our proxy statement and proxy card for our 2004 annual meeting of stockholders must be submitted to our corporate Clerk at the address noted above no later than December 31, 2003.

                        NOTICE OF AMENDMENT TO BY-LAWS

   On August 20, 2002, our board of directors amended our by-laws. The amendments to our by-laws became effective upon their adoption by our board of directors and are not being presented for approval by our stockholders at the annual meeting. A copy of the amendments to our by-laws is attached to this proxy statement as Annex A.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk

April 22, 2003

   OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

                                                                        Annex A
                               BY-LAW AMENDMENT

   The By-laws, as amended (the "By-laws"), of Saucony, Inc., a Massachusetts corporation formerly known as Hyde Athletic Industries, Inc., are hereby amended as follows:

A.  Title

   1. The title of the By-laws is amended and restated in its entirety as follows:

                           BY-LAWS OF SAUCONY, INC.

B.   ARTICLE SECOND: Directors

   1. Section 2. Election. Section 2 of Article Second by the By-laws is amended and restated in its entirety as follows:

      Section 2. Election. The number of Directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders or the whole Board of Directors, but shall consist of not less than three Directors (except that whenever there shall be only two stockholders, the number of Directors shall be not less than two and whenever there shall be only one stockholder, there shall be at least one Director). The number of Directors may be decreased at any time and from time to time either by the stockholders or by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No Director need be a stockholder of the corporation.

   2. Section 10. Notices. Section 10 of Article Second of the By-laws is amended and restated in its entirety as follows:

      Section 10. Notices. Notice of any special meeting of Directors shall be given to each Director by the Clerk or by the officer or one of the Directors calling the meeting. Notice shall be duly given to each Director
   (i) by giving notice to such Director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy or electronic mail, or delivering written notice by hand, to such Director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice, via first-class mail or reputable overnight courier, to such Director's last known business or home address at least 72 hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by that Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. If notice is given in person or by telephone, and affidavit of the Clerk, officer or Director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

C.  ARTICLE THIRD: Officers

   1. Section 6. President. Section 6 of Article Third of the By-laws is amended and restated in its entirety as follows:

      Section 6. President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.


                                Annex A-Page 2

                                                                     Appendix A
                                 SAUCONY, INC.
                           2003 Stock Incentive Plan

1. Purpose

   The purpose of this 2003 Stock Incentive Plan (this "Plan") of Saucony, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility

   All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock awards (each, an "Award") under this Plan. Each person who has been granted an Award under this Plan shall be deemed a "Participant".

3. Administration and Delegation

   (a) Administration by Board of Directors. This Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in this Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this Plan made in good faith.

   (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under this Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in this Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under this Plan have been delegated to such Committee.

4. Stock Available for Awards

   (a) Number of Shares. Subject to adjustment under Section 7 of this Plan, Awards may be made under this Plan for up to an aggregate of 1,750,000 shares of Class A Common Stock, $.33 1/3 par value per share ("Class A Common Stock"), and Class B Common Stock, $.33/1/3 /par value per share ("Class B Common Stock"; and together with the Class A Common Stock, the "Common Stock"), of the Company. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part

(including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under this Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under this Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   (b) Per-Participant Limit. Subject to adjustment under Section 7 of this Plan, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under this Plan shall be 150,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. Stock Options

   (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

   (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company, any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

   (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the applicable class of Common Stock, as determined by the Board, at the time the Option is granted.

   (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

   (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) of this Plan for the number of shares for which the Option is exercised.

                               Appendix A-Page 2

   (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under this Plan shall, unless otherwise prohibited by applicable law, be paid for as follows:

       (1)  in cash or by check, payable to the order of the Company;

       (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or
(ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

       (3) when the applicable class of Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of such class of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery; or

       (4)  by any combination of the above permitted forms of payment.

   (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2 of this Plan.

6. Restricted Stock.

   (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award"). Subject to adjustment under Section 7 of this Plan, Restricted Stock Awards may be made under this Plan for no more than an aggregate of 500,000 shares of Common Stock.

   (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

   (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in

                               Appendix A-Page 3
the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Adjustments for Changes in Common Stock and Certain Other Events

   (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b) of this Plan,
(iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the limit on the aggregate number of shares which may be made subject to Restricted Stock Awards set forth in
Section 6(a) of this Plan, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(b) of this Plan also applies to any event, Section 7(b) shall be applicable to such event, and this Section 7(a) shall not be applicable.

   (b)  Reorganization Events

       (1) Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction, or (c) a liquidation or dissolution of the Company.

       (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall in its discretion, take any one or more of the following actions with respect to outstanding Options:

          (a) provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of such class of Common Stock for each share of such class of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of such class of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of such class of Common Stock as a result of the Reorganization Event;

                               Appendix A-Page 4

          (b) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; and

          (c) in the event of a Reorganization Event under the terms of which holders of a class of Common Stock will receive upon consummation thereof a cash payment for each share of such class of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price for the class of Common Stock subject to the applicable Options multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

       If any Option provides that it may be exercised for shares of Common Stock which remain subject to a repurchase right in favor of the Company, upon the occurrence of a Reorganization Event, any shares of restricted stock received upon exercise of such Option shall be treated in accordance with
Section 7(b)(3) as if they were a Restricted Stock Award.

       (3)  Consequences of a Reorganization Event on Restricted Stock
Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8. General Provisions Applicable to Awards

   (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

   (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

   (c) Board Discretion. Except as otherwise provided by this Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

                               Appendix A-Page 5

   (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

   (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the applicable class of Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of such class of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

   (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

   (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Plan or to remove restrictions from shares previously delivered under this Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

   (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous

   (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Award.

                               Appendix A-Page 6

   (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

   (c) Effective Date and Term of Plan. This Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until this Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under this Plan after the completion of ten years from the earlier of (i) the date on which this Plan was adopted by the Board or (ii) the date this Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

   (d) Amendment of Plan. The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by
Section 162(m) (including the vote required under Section 162(m)).

   (e) Governing Law. The provisions of this Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

                        Adopted by the Board of Directors on February 20, 2003.


                               Appendix A-Page 7

                                                                     Appendix B


   PROXY                          SAUCONY, INC                          PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       2003 ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2003

     The undersigned, revoking all prior proxies, hereby appoints John H. Fisher, Charles A. Gottesman and David E. Redlick, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the annual meeting of stockholders of Saucony, Inc. ("Saucony") to be held on May 21, 2003 and at any adjournment of the meeting as designated in this proxy upon all matters referred to on the reverse side of this proxy and as described in the proxy statement for the meeting and, in their discretion, upon any other matters that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES AND FOR PROPOSAL 2.

    PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.

          PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                         CONTINUED AND TO BE SIGNED ON
                                  REVERSE SIDE

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                  SAUCONY, INC.

                                  May 21, 2003




                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. Election of five directors.                                                                              FOR    AGAINST   ABSTAIN
                                                               2. Approval of Saucony's 2003 Stock
                                NOMINEES                          Incentive Plan and the authorization      [_]      [_]       [_]
[_] FOR ALL NOMINEES            [_] John H. Fisher                of an aggregate of 1,750,000 shares
                                [_] Charles A. Gottesman          of Saucony's common stock, which may be
[_] WITHHOLD AUTHORITY FROM     [_] Jonathan O. Lee               either class A or class B common stock,
    ALL NOMINEES                [_] Robert J. LeFort, Jr.         for issuance under the plan.
                                [_] John J. Neuhauser
[_] FOR ALL EXCEPT
    (SEE INSTRUCTIONS BELOW)



INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
------------ NOMINEE(S), MARK "FOR ALL EXCEPT" AND FILL IN THE
             CIRCLE NEXT TO EACH NOMINEE FOR WHOM YOU WISH TO
             WITHHOLD AUTHORITY, AS SHOWN HERE: [X]



--------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.
--------------------------------------------------------------

Signature of Stockholder _____________________ Date: ____________ Signature of Stockholder _____________________ Date: ____________

Note: Please sign exactly as the name(s) appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.